Exhibit 10.9

PRE-NEGOTIATION AGREEMENT

This Pre-negotiation Agreement (this “Agreement”), dated as of this 19th day of May, 2011, is among KFC Corporation, a Delaware corporation (“Franchisor”), and Morgan’s Restaurants of Pennsylvania, Inc., Morgan’s Restaurants of Ohio, Inc., Morgan’s Restaurants of West Virginia, Inc., Morgan’s Foods of Missouri, Inc., Morgan’s Restaurants of New York, Inc., and Morgan Foods, Inc. (collectively, the “Franchisee”).

WHEREAS, Franchisor and Franchisee executed certain Franchise Agreements identified on Exhibit A hereto (the “Franchise Agreements”);

WHEREAS, the Franchise Agreements require the Franchisee to remodel the restaurant facilities identified on Exhibit A (“Facilities”) by specified dates;

WHEREAS, the Franchisee has not been able to remodel certain of the Facilities by the specified dates as required by the Franchise Agreements;

WHEREAS, the Franchisor issued formal written notices (“Notices”) to the Franchisee confirming the Franchisee’s failure to timely remodel the Facilities identified on Exhibit B; and

WHEREAS, Franchisee has requested, and Franchisor has agreed, to the presentation and consideration of a restructuring proposal on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements contained hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

(a) Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Franchise Agreements.

(b) “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

ARTICLE II

STATUS OF FRANCHISE AGREEMENTS

2.1 Effect on the Franchise Agreements. Except as expressly provided in this Agreement, all of the terms, conditions, restrictions and other provisions contained in the Franchise Agreements shall remain in full force and effect.

2.2 Franchise Agreements Enforceable. Franchisee acknowledges and agrees that each of its obligations, liabilities and duties under the Franchise Agreements is and shall remain valid and enforceable against it to the extent and as provided in the Franchise Agreements.

2.3 Notices of Failure To Timely Remodel. Franchisee acknowledges the fact that it has not performed the remodels required by the Franchise Agreements and that Franchisor delivered formal written notices memorializing the Franchisee’s non-compliance. Those notices entitle Franchisor to exercise all Franchisor’s rights and remedies under the Franchise Agreements or applicable law in connection with the Franchisee’s non-compliance. No agreement exists documenting a cure of the Franchisee’s non-compliance or otherwise modifying or amending its remodeling obligations under the Franchise Agreements.

ARTICLE III

NEGOTIATIONS

3.1 Restructuring Proposal. Franchisee shall submit to Franchisor a written restructuring plan (“Proposal”) within thirty (30) days of the date of this Agreement (the “Proposal Deadline”). The Proposal shall consist of a detailed written plan for how Franchisee will obtain the necessary capital (including identifying all sources of capital funding) and otherwise restructure its business to enable it to comply with the remodeling requirements set forth in the Notices and meet Franchisee’s upgrading obligations for all Facilities under the Franchise Agreements. The Proposal shall include, without limitation, the following:

(a) Listing of all Facilities with: (i) cross reference between Franchisee and Franchisor numbering conventions; and (ii) indication of fee and leased properties;

(b) Store level P&L statements through April 30, 2011 or Franchisee’s equivalent period end date;

(c) Updated (as of April 30, 2011) balance sheet for Franchisee’s businesses;

(d) Updated (as of April 30, 2011) accounts payable aging summary;

(e) Aggregated income statements (including above store/G&A expenses) for Franchisee’s:

(i) KFC business;

(ii) Single branded Taco Bell business; and

(iii) Total Franchisee business

(f) Detail supporting G&A structure of KFC, single branded Taco Bell and overall Franchisee businesses.

(g) Detailed debt disclosure, including:

(i) Amount of debt by lender for all Franchisee businesses;

(ii) Amount of debt by line of business (e.g. KFC, Taco Bell, and any wholly owned subsidiaries);

(iii) Amount of debt by store (for all brands – KFC, Taco Bell, etc.);

(iv) How each loan is collateralized (e.g., by land only, land and real property, cross collateralization, etc.);

(v) Interest rate and indication of floating or fixed for each loan;

(vi) Maturity of each loan;

(vii) Monthly payment of each loan in aggregate;

(viii) Monthly payment of each loan by store; and

(ix) Loan covenant schedule, including: (A) calculation formula; (B) frequency of calculation; and (C) an indication of whether required covenant levels are part of any Loan Modification Agreement referenced in Franchisee’s 10-Q disclosure.

(h) Cash flow model for last 2 years and for the next 5 years with the following:

(i) Same store sales assumption by brand;

(ii) Inflation factor by food, labor, other;

(iii) Capex schedule with cost assumptions;

(iv) Debt service coverage ratio;

(v) Fixed charge coverage ratio; and

(vi) Assumptions of any cost controlling outcomes (e.g., rent decreases negotiated by Prime Locations).

(i) Sources of potential capital and anticipated terms;

(j) Up-to-date sale / leaseback candidate worksheet;

(k) Details of potential debt refinancing – assumptions on amortization, rate, pro-forma monthly repayment amounts, securitization, etc.

(l) Copies of all agreements with brokers, marketing companies and other consultants that Franchisee has engaged or intends to engage to assist in the disposition of any Franchisee properties, buildings and other assets, such as sale leaseback transactions; and

(m) Bi-weekly updates on capital funding efforts, including, but not limited to, marketing reports, status of negotiations with potential purchasers and market research.

3.2 Franchisee acknowledges that, as of the date of this Agreement, Franchisee is current in all financial obligations required by the Franchise Agreements, and that Franchisee must remain current on all financial obligations required under the Franchise Agreements during the term of this Agreement. Franchisee’s failure to remain current in such financial obligations shall be deemed a breach of this Agreement, entitling the Franchisor to unilaterally and immediately terminate this Agreement.

3.3 Franchisee shall execute a written release of liability, in the form of Exhibit C attached hereto, granted in favor of Franchisor as of the date of the Proposal.

3.4 Franchisee shall provide Franchisor with additional information as reasonably requested by Franchisor.

3.5 No Prejudice from Discussions. Without liability for failing to do so, Franchisor and Franchisee each plan to discuss various courses of action which might be in their mutual interest, including, but not limited to, the Proposal. All such discussions, meetings, negotiations and communications in connection therewith relating to the Franchise Agreements and occurring either before or after the date of this Agreement shall be privileged and without prejudice to any party to this Agreement, and without exception, shall constitute settlement negotiations which shall not be introduced or admissible as evidence in any administrative, judicial or other proceeding without the express written consent of all of the parties to this Agreement. No action or proceeding of any kind (whether legal or equitable, whether based in tort, contract, or otherwise) may be brought by any of the parties to this Agreement against anyone based upon or relating to the negotiations contemplated by this Agreement.

3.6 No Obligations to Negotiate. Franchisee acknowledges and agrees that Franchisor does not have any obligation to accept any Proposal or to modify, amend or enter into negotiations with respect to the Franchise Agreements. No party is obligated to enter into or continue negotiations relating to the Franchise Agreements, and any party, in its sole and absolute discretion, may terminate negotiations at any time and for any reason if it so elects, without notice or liability to any other party. Franchisee acknowledges that Franchisor would not enter into any negotiations or otherwise consider the Proposal without the parties entering into this Agreement.

3.7 Only Written Agreements and Amendments. The negotiations and discussions by the parties may be lengthy and complex. While an agreement may be reached on one or more issues which are part of the overall obligations of the Franchisee under the Franchise Agreements that the parties are trying to resolve, the parties agree that, except for the preliminary agreements contained in this Agreement, none of the parties shall be bound by or rely upon any agreement on any issues until (a) agreement is reached on all issues, and (b) the agreement on all issues has been reduced to a written agreement, signed and delivered by an authorized representative of each of the parties to this Agreement. Furthermore, in order to avoid any confusion or misunderstanding, each of the parties agrees that this Agreement may only be amended in a writing, signed by Franchisee and Franchisor. Nothing in this Agreement shall be construed to impose any duty or obligation whatsoever upon any party to negotiate or enter into a settlement or agreement.

3.8 No Waivers or Estoppel. No negotiations or other action undertaken pursuant to this Agreement shall constitute a waiver of any party’s rights under the Franchise Agreements, except to the extent specifically stated in a written agreement complying with the provisions of paragraph 3.7 of this Agreement. Subject to Article VI of this Agreement, in addition, participation in negotiations concerning the Franchise Agreement shall not restrict, inhibit or estop any party from exercising any right, remedy or power available to such party at any time (whether or not settlement negotiations are continuing) including, but not limited to, all rights, remedies and powers granted under the Franchise Agreements or otherwise available at law or in equity, or require any delay in the exercise of any such, right, remedy or power. Franchisee also agrees that no failure to exercise and no delay in exercising any rights, remedies and powers under the Franchise Agreements or otherwise available at law or in equity shall operate as a waiver of any such rights, remedies or powers.

ARTICLE IV

FRANCHISEE COOPERATION

4.1 Access to Information. Franchisee and Franchisor including their respective agents and representatives, will cooperate in good faith to conduct physical assessments, appraisals or other evaluations of the properties and assets, real or personal, utilized in connection with Franchisee’s performance under the Franchise Agreements. In connection therewith, Franchisee shall permit Franchisor, its agents and its representatives reasonable access to inspect and review all such properties and assets and all books, records and information relating thereto at all reasonable times and shall permit them to make copies of all such books, records and information. Franchisee also agrees that it will furnish Franchisor current, complete and accurate financial statements in a form satisfactory to Franchisor.

ARTICLE V

FRANCHISEE REPRESENTATIONS AND WARRANTIES

5.1 Authority; Non-Contravention. Franchisee has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Franchisee of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Franchisee and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

5.2 Business Not Viable Absent Franchise Agreements. Franchisee acknowledges that its business is not viable absent the Franchise Agreements remaining in effect.

5.3 Use of Counsel. Franchisee acknowledges and represents that it (i) has fully and carefully read this Agreement prior to signing it, (ii) has been, or has had the opportunity to be, advised by independent legal counsel of its own choice at its own expense as to the legal effect and meaning of each of the terms and conditions of this Agreement, and (iii) is signing and entering into this Agreement as a free and voluntary act without duress or undue pressure or influence of any kind or nature whatsoever and has not relied on any promises, representations or warranties regarding the subject matter hereof other than those set forth in this Agreement.

ARTICLE VI

FORBEARANCE

6.1 Forbearance. Subject to the terms of this Agreement, Franchisor agrees to forbear from terminating the Franchise Agreements or commencing any judicial proceedings to enforce the termination of the Franchise Agreements (to the extent applicable) until the earlier to occur of (a) August 31, 2011, and (b) the date upon which any of the Forbearance Conditions (as defined below) is not satisfied by the date required.

6.2 Forbearance Conditions. For purposes of this Agreement, “Forbearance Conditions” shall mean the requirement that each of the conditions set forth below shall be performed or satisfied, as and when required, TIME BEING OF THE ESSENCE, in all respects:

(a) Franchisee shall timely and fully pay any and all amounts owing under the Franchise Agreements, arising on and after the date of this Agreement.

(b) Franchisee shall not be in default of any of its obligations under this Agreement or under the Franchise Agreements (except for the remodel obligations relating to the Facilities listed in Exhibit B).

(c) Franchisee shall submit the Proposal within thirty (30) days of the date of this Agreement.

(d) By July 31, 2011, Franchisee shall establish a remodel fund account (“Account”) in a manner and form agreed to by Franchisor, but including the following:

(i) The Account shall be established at a mutually agreed to financial institution, separate from other financial accounts of Franchisee.

(ii) The Account shall be funded through a combination of (1) net proceeds, after repayment of senior debt only, from the disbursements resulting from the disposition of any property, building, equipment, and the like owned by Franchisee through sale leaseback transactions, store closures, and sale of property, (2) free cash flows after debt payments (the definition of “free cash flow” must be mutually agreed to by the parties within thirty (30) days of the date of this Agreement) and three (3) other funding services identified by Franchisee;

(iii) Franchisee shall submit to Franchisor, in a format and manner agreed to by Franchisor, weekly Account balance reconciliations, including up-to-date reporting of any asset disbursements and free cash flow calculation;

(iv) Franchisee may only withdraw funds from the Account in accordance with specific terms, conditions and restrictions (“Account Agreement”) mutually agreed to by the parties within thirty (30) days of the date of this Agreement.

(v) Franchisee shall use Account funds for the sole purpose of remodeling and upgrading the Facilities in accordance with the Franchise Agreements; and

(vi) The amount of the initial deposit into the Account must be agreed to by the parties by August 31, 2011, as an integral part of the Remodel Agreement, and be funded from Franchisee’s existing cash balances and proceeds from its proposed restructuring deals.

(e) By July 31, 2011, Franchisee shall submit to KFCC for its approval: (i) a schedule for remodeling, relocating or rebuilding (based on the required scope of work determined by Franchisor) (collectively “Remodel” or “Remodeling”) all of the Facilities listed in Exhibit A, and (ii) a list of specific Facilities that Franchisee commits to Remodel in 2011-2012 (based on the required scope of work determined by Franchisor), including the start and completion dates for each Facility, and any anticipated Facility closures in 2011-2012, and (iii) sources of funding for the remodeling for 2011-2012.

(f) By August 31, 2011, the parties must finalize and execute a comprehensive agreement (“Remodel Agreement”) acceptable to Franchisor that addresses Remodeling commitments for all of the Facilities listed in Exhibit A, including the number and scope of each Remodel action to be undertaken by Franchisee, any anticipated Facility closures, and the required funding for the Account during each year of the Remodel Agreement.

(g) Franchisee shall not commence any judicial proceedings against or involving Franchisor, including arbitration or mediation proceedings, or formal or informal proceedings for the dissolution or rehabilitation of Franchisee.

(h) Franchisee shall be in compliance with the Franchise Agreements on and after the date of this Agreement, except with respect to the matters listed on Exhibit D.

6.3 Upon completion of the Forbearance Conditions above, Franchisor will rescind the Notices of non-compliance issued to Franchisee.

ARTICLE VII

CONFIDENTIALITY

Franchisee and its present and prospective affiliates, and its and their respective directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, financial advisors and equity holders) (collectively, “Representatives”), agree to treat, with the utmost strictest confidence, and not to disclose in any manner whatsoever, in whole or in part, the terms of this Agreement, the fact that this Agreement exists, the negotiations and discussions leading up to this Agreement, and any other information relating to this Agreement (collectively, the “Confidential Information”). The Confidential Information shall not, without the prior written consent of Franchisor, be disclosed to any person or entity other than Franchisee’s Representatives who need to know such information for the purpose of providing legal or financial advice to the Franchisee (and in those instances only to the extent justifiable by that need), who are informed by Franchisee of the confidential nature of the Confidential Information and who are provided with a copy of this Article VII and agree to be bound by the terms hereof. Notwithstanding the foregoing, Franchisee and its representatives shall not, under any circumstances, disclose the Confidential Information to any other franchisee of Franchisor or franchisees of any affiliates of Franchisor. In any event,

Franchisee shall be responsible for any breach of this Agreement by any of Franchisee’s Representatives for prohibited or unauthorized disclosure or use of the Confidential Information, and Franchisee agrees, at its sole expense, to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information. In the event that Franchisee or its Representatives are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, Franchisee agrees that it will provide Franchisor with prompt written notice (and copies, if applicable) of such request or requirement in order to enable Franchisor to seek an appropriate protective order or other remedy, to consult with Franchisee with respect to Franchisor taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Article VII of the Agreement. In any such event, Franchisee and its Representatives agree to (i) furnish only that portion of the Confidential Information for which Franchisor has waived compliance or for which Franchisee is advised by counsel is legally required to be furnished and (ii) use their reasonable best efforts to ensure that all Confidential Information and other information that is so disclosed will be accorded confidential treatment. Immediately upon termination of this Agreement, or at any time upon the request of Franchisor, Franchisee and its Representatives shall promptly deliver to Franchisor all written material containing or reflecting any Confidential Information (including all copies, extracts or other reproductions in whole or in part) and agree to destroy all documents, memoranda, notes and other writings whatsoever (including all copies, extracts or other reproductions in whole or in part) prepared by Franchisee or its Representatives based on the Confidential Information. Upon the written request of Franchisor, Franchisee shall certify in writing to Franchisor Franchisee’s destruction of such documents, memoranda, notes and other writings. Notwithstanding the return or destruction of the Confidential Information, Franchisee and its Representatives will continue to be bound by the obligations imposed by this Article VII. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by Franchisee or its Representatives, and that Franchisor would be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for Franchisee’s or its Representatives’ breach of this Agreement, but shall be in addition to all other remedies available at law or equity to Franchisor. Franchisee shall be responsible to pay or reimburse Franchisor for any costs and expenses (including reasonable attorney’s fees and costs) incurred by Franchisor in connection with the enforcement of this Article VII if it is determined that Franchisee or its Representatives has breached this Article VII; provided, however the parties agree that nothing in this Article VII shall be interpreted to restrain Franchisee from making disclosures required of it by law or regulation as an SEC reporting company.

ARTICLE VIII

RELEASE

7.1 Release. Franchisee, on behalf of itself and each of its Affiliates, hereby releases and forever discharges Franchisor and each of its past, present and future Representatives, Affiliates, members, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, suits, liens, losses, costs, expenses, orders, obligations, contracts, debts and liabilities of any kind, character or nature whatsoever, whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, both at law and in equity, that Franchisee or any of its Affiliates now has, has ever had, or may hereafter have arising contemporaneously with or prior to the date of this Agreement or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date of this Agreement; provided, however, that nothing contained herein shall operate to release any obligations of the Franchisor arising under the Franchise Agreements after the date of this Agreement. Franchisee hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

7.2 Indemnification. Without in any way limiting any of the rights and remedies otherwise available to any Releasee, Franchisee shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney’s fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Franchisee or any of its Affiliates of any claim or other matter purported to be released pursuant to this Article VIII and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Franchisee or any of its Affiliates against such third party of any claims or other matters purported to be released pursuant to this Article VIII, or arises directly or indirectly from or in connection with any Default, any default under this Agreement, or any other obligation of Franchisee or its Affiliates.

7.3 Waiver of Unknown Claims. Franchisee hereby expressly waives all rights afforded by Section 1542 of the Civil Code of California or any statute or common law principle of similar effect in any jurisdiction with respect to the Releasees (collectively, “Section 1542”). Section 1542 of the Civil Code of California states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, Franchisee expressly waives and relinquishes any rights and benefits that it may have under Section 1542. Franchisee understands and agrees that the release contained in this Article V is intended to include all claims, if any, which Franchisee may have and which Franchisee does not now know or suspect to exist in its favor against the Releasees and that this release extinguishes those claims. Franchisee represents and warrants to the Releasees that it has been advised by its attorney of the effect and import of the provisions of Section 1542, and that Franchisee has not assigned or otherwise transferred or subrogated any interest in any claims, demands or causes of action that are the subject of this release. Franchisee agrees to indemnify, defend and hold the Releasees harmless for any liability, loss, claims, demands, damages, costs, expenses or attorneys’ fees incurred as a result of any person or entity asserting such assignment, transfer or subrogation. Franchisee further agrees that in the event of litigation relating to the subject matter of this release contained in Article VIII, each Releasee shall be entitled to reasonable attorneys’ fees and costs if it is the prevailing party in such litigation.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of either party), spouses, heirs, executors and personal and legal representatives.

8.2 Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

8.3 Survival. The provisions of Articles VII and VIII shall remain in full force and effect and shall survive any termination of this Agreement.

8.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Franchisor:

KFC Corporation

1441 Gardiner Lane

Louisville, KY 40213

Attention: General Counsel, KFCC

Facsimile: (502) 874-2198

Franchisee:

Morgan Foods, Inc.

4829 Galaxy Parkway

Cleveland, OH 44128-5955

Attention: Jim Liguori

Facsimile: (216) 359-2105

8.5 Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

8.6 Certain Interpretive Matters. No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

8.7 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Kentucky without regard to conflicts of laws principles.

8.8 Consent to Personal Jurisdiction in Kentucky. As further consideration for Franchisor’s agreement to enter into this Agreement, Franchisee consents to the non-exclusive jurisdiction of the courts in the Commonwealth of Kentucky and consents to personal jurisdiction in Kentucky for all purposes.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of a signed counterpart by facsimile transmission will constitute a party’s due execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

KFC CORPORATION

By:	/s/ Cathy Tang
Name:	CATHY TANG
Title:	CHIEF LEGAL OFFICER
KFC CORPORATION

Morgan Foods, Inc.

By:	/s/ James J. Liguori
Name:	James J. Liguori
Title:	President & Chief Operating Officer

Morgan’s Restaurants of Pennsylvania, Inc.

By:	/s/ James J. Liguori
Name:	James J. Liguori
Title:	President & Chief Operating Officer

Morgan’s Restaurants of Ohio, Inc.

By:	/s/ James J. Liguori
Name:	James J. Liguori
Title:	President & Chief Operating Officer

Morgan’s Restaurants of West Virginia, Inc.

By:	/s/ James J. Liguori
Name:	James J. Liguori
Title:	President & Chief Operating Officer

Morgan’s Foods of Missouri, Inc.

By:	/s/ James J. Liguori
Name:	James J. Liguori
Title:	President & Chief Operating Officer

Morgan’s Restaurants of New York, Inc.

By:	/s/ James J. Liguori
Name:	James J. Liguori
Title:	President & Chief Operating Officer

EXHIBIT A

STORE #	STREET ADDRESS	CITY, STATE	Date of Franchise Agreement
L125-005	825 EAST STATE STREET	ALLIANCE, OH	6/13/1997
L125-006	3445 ELM ROAD	WARREN, OH	6/13/1997
L125-008	4673 WILLIAM FLYNN HIGHWAY	ALLISON PARK, PA	6/13/1997
L125-018	100 S. HERMITAGE RD.	HERMITAGE, PA	6/13/1997
L125-024	156 NORTH LINCOLN AVE.	SALEM, OH	6/13/1997
L125-038	4015 MAIN ST.	WEIRTON, WV	6/13/1997
L125-051	5684 WARREN-YOUNGSTOWN RD.	NILES, OH	6/13/1997
L125-055	3299 CANFIELD RD.	YOUNGSTOWN, OH	6/13/1997
L125-056	4187 SUNSET BLVD.	STEUBENVILLE, OH	6/13/1997
L125-064	4642 MAHONING AVE.	YOUNGSTOWN, OH	6/13/1997
L125-082	4400 WILLIAM PENN HIGHWAY	MURRYSVILLE, PA	6/13/1997
L125-086	212 NEW CASTLE ROAD	BUTLER, PA	6/13/1997
L125-101	9390 ROUTE 30	IRWIN, PA	6/13/1997
L125-114	3517 SOUTH GRAND	ST. LOUIS, MO	6/11/1997
L125-117	1510 JOHNSON ROAD	GRANITE CITY, IL	6/11/1997
L125-124	5020 DELMAR	ST. LOUIS, MO	6/11/1997
L125-125	10557 PAGE	ST. LOUIS, MO	6/11/1997
L125-129	590 LATROBE THIRTY PLAZA	LATROBE, PA	6/13/1997
L125-130	865 ROSTRAVER RD.	BELLE VERNON, PA	6/13/1997
L125-134	975 E. PITTSBURGH ST.	GREENSBURG, PA	7/11/1997
L125-135	50 MILLER LANE	WAYNESBURG, PA	6/13/1997
L125-136	109 CAVASINA DR.	CANONSBURG, PA	6/13/1997
L125-137	2656 W. 12TH STREET	ERIE, PA	7/28/1997
L125-138	4410 BUFFALO RD.	ERIE, PA	7/28/1997
L125-139	3100 N.RIDGE RD., EAST	ASHTABULA, OH	7/28/1997
L125-141	6636 SOUTH AVE.	YOUNGSTOWN, OH	9/9/1998
L125-144	219 N. FLORISSANT	FERGUSON, MO	6/16/1997
L125-147	15644 ST. RT 170	CALCUTTA, OH	5/4/1999
L125-148	5933 PEACH STREET	ERIE, PA	11/6/1997
L125-149	1116 PARADE ST.	ERIE, PA	9/23/1997
L125-152	1098-A WASHINGTON AVENUE	BRIDGEVILLE, PA	7/13/1999
L125-153	120 MURTLAND AVENUE	WASHINGTON, PA	7/13/1999
L125-156	222 WEST 8TH AVENUE	HOMESTEAD, PA	7/13/1999
L125-157	804 W. VIEW PARK DRIVE	WEST VIEW, PA	7/13/1999
L125-158	640 LONGRUN ROAD	MCKEESPORT, PA	7/13/1999
L125-159	278 YOST BLVD.	PITTSBURGH, PA	7/13/1999
L125-160	6190 STEUBENVILLE PIKE	MCKEESROCK, PA	7/13/1999
L125-161	509 PENN AVENUE	PITTSBURGH, PA	7/13/1999
L125-162	9797 MCKNIGHT RD.	PITTSBURGH, PA	7/13/1999

L125-163	5130 CLAIRTON BLVD.	PITTSBURGH, PA	7/13/1999
L125-164	6901 UNIVERSITY BLVD.	MOON TOWNSHIP, PA	7/13/1999
L125-165	4915 BAUM BLVD.	PITTSBURGH, PA	7/13/1999
L125-167	1 LANDINGS DRIVE	PITTSBURGH, PA	7/13/1999
L125-168	740 LYSLE BLVD.	MCKEESPORT, PA	7/13/1999
L125-169	1100 BROWNSVILLE RD.	PITTSBURGH, PA	7/13/1999
L125-170	3770 PENN HIGHWAY	MONROEVILLE, PA	7/13/1999
L125-171	4306 OHIO RIVER BLVD.	PITTSBURGH, PA	7/13/1999
L125-172	2500 WASHINGTON BLVD.	BELPRE, OH	7/13/1999
L125-173	401 GREENE STREET	MARIETTA, OH	7/13/1999
L125-175	207 MARSHALL STREET	BENWOOD, WV	7/13/1999
L125-176	122 N. LAFAYETTE AVENUE	MOUNDSVILLE, WV	7/13/1999
L125-177	120 ZANE STREET	WHEELING, WV	7/13/1999
L125-178	930 SEVENTH STREET	PARKERSBURG, WV	7/13/1999
L125-179	2604 OHIO AVENUE	PARKERSBURG, WV	7/13/1999
L125-180	HIGHWAY 32, ROUTE 67	FARMINGTON, MO	7/13/1999
L125-181	#3 CHAT ROAD	LEADINGTON, MO	7/13/1999
L125-186	9955 WATSON ROAD	ST. LOUIS, MO	7/13/1999
L125-187	15493 MANCHESTER ROAD	BALLWIN, MO	7/13/1999
L125-188	210 RODI ROAD	PITTSBURGH, PA	8/10/1999
L125-189	101 S. WEIDMAN ROAD	MANCHESTER, MO	9/7/1999
L125-190	1031 PAXTON DRIVE	BETHEL PARK, PA	10/21/1999
L125-192	45 FOSTER AVENUE	CRAFTON, PA	12/7/1999
L125-193	270 E. FAIRMOUNT AVE.	LAKEWOOD, NY	9/24/1999
L125-194	210 N. STATE ROUTE 2	NEW MARTINSVILLE, WV	12/7/1999
L125-195	14 HILLTOP PLAZA	KITTANNING, PA	12/7/1999
L125-197	2666 CONSTITUTION BLVD.	BEAVER FALLS, PA	3/27/2000
L125-207	2407 WILMINGTON ROAD	NEW CASTLE, PA	6/21/2004
L125-209	3717 BELMONT AVE.	YOUNGSTOWN, OH	6/13/1997

EXHIBIT B

STORE #	STREET ADDRESS	CITY, STATE	Date of Franchise Agreement
L125-152	1098-A WASHINGTON AVENUE	BRIDGEVILLE, PA	7/13/1999
L125-153	120 MURTLAND AVENUE	WASHINGTON, PA	7/13/1999
L125-156	222 WEST 8TH AVENUE	HOMESTEAD, PA	7/13/1999
L125-159	278 YOST BLVD.	PITTSBURGH, PA	7/13/1999
L125-161	509 PENN AVENUE	PITTSBURGH, PA	7/13/1999
L125-163	5130 CLAIRTON BLVD.	PITTSBURGH, PA	7/13/1999
L125-167	1 LANDINGS DRIVE	PITTSBURGH, PA	7/13/1999
L125-168	740 LYSLE BLVD.	MCKEESPORT, PA	7/13/1999
L125-169	1100 BROWNSVILLE RD.	PITTSBURGH, PA	7/13/1999
L125-172	2500 WASHINGTON BLVD.	BELPRE, OH	7/13/1999
L125-178	930 SEVENTH STREET	PARKERSBURG, WV	7/13/1999
L125-190	1031 PAXTON DRIVE	BETHEL PARK, PA	10/21/1999
L125-192	45 FOSTER AVENUE	CRAFTON, PA	12/7/1999

Exhibit C

GENERAL RELEASE

                                         , a                      corporation, on behalf of itself and each of its present and prospective affiliates, members, subsidiaries, successors and assigns and its and their respective directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, financial advisors and equity holders) (collectively “Franchisee”) hereby releases and forever discharges KFC Corporation and each of its past, present and future directors, officers, employees, agents or advisors, affiliates, members, controlling persons, subsidiaries, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, suits, liens, losses, costs, expenses, orders, obligations, contracts, debts and liabilities of any kind, character or nature whatsoever, whether known or unknown, suspected or unsuspected, asserted or unasserted, fixed or contingent, both at law and in equity, that Franchisee now has, has ever had, or may hereafter have arising contemporaneously with or prior to the date of this General Release or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the date of this General Release. Franchisee hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released hereby.

Signed this              day of                     , 201    .

Morgan Foods, Inc.

By:
Name:
Title:

Morgan’s Restaurants of Pennsylvania, Inc.

By:
Name:
Title:

Morgan’s Restaurants of Ohio, Inc.

By:
Name:
Title:

Morgan’s Restaurants of West Virginia, Inc.

By:
Name:
Title:

Morgan’s Foods of Missouri, Inc.

By:
Name:
Title:

Morgan’s Restaurants of New York, Inc.

By:
Name:
Title:

Exhibit D

INTENIONALLY LEFT BLANK